Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(674,902)
Unrealized Gain (Loss) on Market Value of Futures	135,723
Interest Income	1,160
ETF Transaction Fees	1,000
Total Income (Loss)	$(537,019)

Expenses
Investment Advisory Fee	$1,578
Brokerage Commissions	440
NYMEX License Fee	76
Non-interested Directors' Fees and Expenses	31
Audit & K-1 Tax Expense	(175,224)
Total Expenses	(173,099)
Audit & K-1 Tax Expense Waiver	171,420
Net Expenses	$(1,679)
Net Gain (Loss)	$(535,340)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/08	$2,669,169
Additions (100,000 Units)	2,254,069
Net Gain (Loss)	(535,340)

Net Asset Value End of Period	$4,387,898
Net Asset Value Per Unit (200,000 Units)	$21.94

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for  the month ended December 31, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502